SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ------------------------------------

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 30, 2002


                           UNIGENE LABORATORIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                        0-16005                 22-2328609
(STATE OR OTHER JURISDICTION         (COMMISSION             (I.R.S. EMPLOYER
  OF INCORPORATION)                  FILE NUMBER)            IDENTIFICATION NO.)

                              110 LITTLE FALLS ROAD
                           FAIRFIELD, NEW JERSEY 07004
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE             (973) 882-0860

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On August 30, 2002, Unigene Laboratories, Inc. (the "Company"), decided to terminate the appointment of KPMG LLP ("KPMG") as its independent accountants. The Company's Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

     The audit reports of KPMG on the financial statements of the Company as of and for the fiscal years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were the audit reports qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

     KPMG's independent auditor's reports covering Unigene's 2001 and 2000 financial statements include an explanatory paragraph which state " Unigene has suffered recurring losses from operations and has a working capital deficiency which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

     During the Company's two most recent fiscal years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of such disagreement in connection with their reports on the Company's consolidated financial statements for such years.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years and the subsequent interim period through the date of this Form 8-K.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

     Exhibit 16.1: Letter dated September 6, 2002, from KPMG LLP to the Securities and Exchange Commission regarding change in certifying accountants.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     UNIGENE LABORATORIES, INC.

                                                     /s/  Warren P. Levy

                                                     ---------------------------
Date:    September 9, 2002                           By: Warren P. Levy
                                                     President
                                                     (Chief Executive Officer)